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EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued our reports dated June 14, 2010, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Arctic Cat Inc. and subsidiaries on Form 10-K for the year ended March 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Arctic Cat Inc. on Forms S-8 (File No. 33-37065, effective October 1, 1990, File No. 33-69916, effective October 4, 1993, File No. 33-97244, effective September 22, 1995, File No. 333-99253, effective September 6, 2002, and File No. 333-145784, effective August 29, 2007).

/s/GRANT THORNTON LLP

Minneapolis, Minnesota
June 14, 2010

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  EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM